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                                   EXHIBIT 99



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SGV BANCORP

                                                 For Contact:  SGV Bancorp, Inc.
                                                                Barrett Andersen
                                                                   President/CEO
                                                                  (818) 859-4201
                                                                            -or-
                                                                      Ronald Ott
                                                    Executive Vice President/CFO
                                                                  (818) 859-4210


                                 PRESS RELEASE
                          SGV BANCORP, INC. ANNOUNCES
                             DATE OF ANNUAL MEETING


West Covina, California, July 19, 1996.

SGV Bancorp, Inc. (Nasdaq-SGVB) announced today that the annual meeting of shareholders for the fiscal year ended June 30, 1996 will be held on November 21, 1996. The record date for shareholders eligible to vote at the annual meeting has been set for September 30, 1996.

SGV Bancorp, Inc. is the holding company for First Federal Savings and Loan Association of San Gabriel Valley.